Exhibit 99.1

Electronic Arts Reports Q4 and Full Year FY20 Financial Results

REDWOOD CITY, CA – May 5, 2020 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its fiscal fourth quarter and full year ended March 31, 2020.

News and ongoing updates regarding EA and its games are available on EA’s blog at www.ea.com/news.

“We’re humbled to see people around the world connecting through our games during this unprecedented period,” said CEO Andrew Wilson. “Our focus continues to be on everything we can do for our people, our players, and our communities. Thanks to the amazing dedication and determination of our teams at Electronic Arts, we’re able to deliver the games, experiences and content choices that our players are looking for during this challenging time.”

“We’ve had a strong year. Our results this quarter prove the value of the live services path we’ve been on now for a decade. The breadth and depth of our live services give the flexibility we need at times like this to meet player needs,” said COO and CFO Blake Jorgensen. “I want to thank everyone at EA for rising to the challenge. People across the company have shown extraordinary innovation, energy and ingenuity. Learnings from this period will forever change the way we work at EA.”

Selected Operating Highlights and Metrics

•	Digital net bookings* for the fiscal year was $4.052 billion, up 9% year-over-year and now represents 78% of total net bookings.

•	FIFA 20 has more than 25 million unique players to date.

•	Madden NFL 20 reached the highest engagement levels in franchise history.

•	Apex LegendsTM was the most downloaded free-to-play game on PS4 in calendar 2019.

•	Star Wars Jedi: Fallen OrderTM has more than 10 million unique players to date.

•	In every quarter of fiscal 2020, monthly average players in The Sims 4TM were higher than the comparable period in the prior year.

* Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games and mobile platform fees.

Selected Financial Highlights and Metrics
All financial measures are presented on a GAAP basis.

•	Net cash from operating activities was $498 million for the quarter and $1.797 billion for the fiscal year.

•	EA repurchased 2.7 million shares for $291 million during the quarter, bringing the total for the last twelve months to 12.3 million shares for $1.207 billion.

Quarterly Financial Highlights

	Three Months Ended
	March 31,
	2020	2019
(in $ millions, except per share amounts)
Digital net revenue	1,219	1,065
Packaged goods and other net revenue	168	173
Total net revenue	1,387	1,238

Net income	418	209
Diluted earnings per share	1.43	0.69

Operating cash flow	498	599

Value of shares repurchased	291	301
Number of shares repurchased	2.7	3.2

The following GAAP-based financial data and tax rate of 18% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Three Months Ended March 31, 2020
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Mobile platform fees	Stock-based compensation
Total net revenue	1,387	—	(131)	(43)	—
Cost of revenue	269	(3)	—	(43)	(1)
Gross profit	1,118	3	(131)	—	1
Total operating expenses	717	(6)	—	—	(90)
Operating income	401	9	(131)	—	91
Interest and other income, net	13	—	—	—	—
Income before provision for income taxes	414	9	(131)	—	91
Number of shares used in computation:
Diluted	292

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended December 31, 2019.

Fiscal Year Financial Highlights

	Twelve Months Ended
	March 31,
	2020	2019
(in $ millions, except per share amounts)
Digital net revenue	4,314	3,710
Packaged goods and other net revenue	1,223	1,240
Total net revenue	5,537	4,950

Net income	3,039*	1,019
Diluted earnings per share	10.30*	3.33

Operating cash flow	1,797	1,547

Value of shares repurchased	1,207	1,192
Number of shares repurchased	12.3	11.0

*Includes the impact of one-time tax benefits recognized during the fiscal year.

The following GAAP-based financial data and tax rate of 18% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Twelve Months Ended March 31, 2020
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Mobile platform fees	Stock-based compensation
Total net revenue	5,537	—	(165)	(161)	—
Cost of revenue	1,369	(12)	—	(161)	(4)
Gross profit	4,168	12	(165)	—	4
Total operating expenses	2,723	(27)	—	—	(343)
Operating income	1,445	39	(165)	—	347
Interest and other income, net	63	—	—	—	—
Income before provision for income taxes	1,508	39	(165)	—	347
Number of shares used in computation:
Diluted	295

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended December 31, 2019.

Operating Metric
The following is a calculation of our total net bookings for the periods presented:

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2020	2019	2020	2019
(in $ millions)
Total net revenue	1,387	1,238	5,537	4,950
Change in deferred net revenue (online-enabled games)	(131)	173	(165)	182
Mobile platform fees	(43)	(47)	(161)	(188)
Net bookings	1,213	1,364	5,211	4,944

Impact of COVID-19 on our Business Operations and Outlook

We have focused on actions to support our people, our players, and our communities around the world affected by the COVID-19 pandemic. Substantially all of our global workforce has shifted to work from home, and our primary focus continues to be the safety and well-being of our employees. Our IT, security and digital platform teams mobilized to add capacity to our remote working systems to scale to a fully distributed workforce.

Throughout this time, our studio teams have continued to deliver live service content while working from home.  We launched our “Stay Home, Play Together” initiative to bring our players together when physical distancing is keeping us apart, and we’ve delivered dozens of Stay & Play programs to date, from special community livestreams and giveaways, to athletes and celebrities playing our games with fans. Our esports teams have conducted major online tournaments, and we’ve executed or plan to execute in the coming months more than 100 celebrity, athlete, community and charity online esports events.

With more people staying at home, we have experienced, and are continuing to experience, heightened levels of engagement and live services net bookings growth to date. The full extent of the impact of the COVID-19 pandemic to our business, operations and financial results will depend on numerous evolving factors that we are not able to predict. The key risks to EA’s business are set forth under the heading “Forward-Looking Statements” in this release.

Business Outlook as of May 5, 2020

The following forward-looking statements reflect expectations as of May 5, 2020. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2021 Expectations – Ending March 31, 2021

Beginning in fiscal year 2021, we will make two changes to the way we report net bookings.

•	First, we will report mobile bookings gross of platform fees, instead of net, to align with industry practice. This will result in a gross up in net bookings but no change to underlying profit.

•	Second, we will update the presentation of net bookings by composition to focus on full game and live services sales & other, in line with the direction we continue to drive the business.

Our fiscal year 2021 guidance reflects both of these changes. Where relevant, financial data for fiscal 2020 is recast for comparability. Please refer to our FY21 Financial Reporting Update on our IR website for additional information.
Financial metrics:

•	Net revenue is expected to be approximately $5.525 billion.

◦	Change in deferred net revenue (online-enabled games) is expected to be approximately $25 million.

•	Net income is expected to be approximately $978 million.

•	Diluted earnings per share is expected to be approximately $3.35.

•	Operating cash flow is expected to be approximately $1.575 billion.

•	The Company estimates a share count of 292 million for purposes of calculating fiscal year 2021 diluted earnings per share.

Operational metric:

•	Net bookings is expected to be approximately $5.550 billion. For comparison purposes, if fiscal 2020 were to be recast in the same way, we would have reported net bookings of $5.375 billion.

	Twelve Months Ended March 31, 2020	Twelve Months Ending March 31, 2021
	Actuals	Outlook
(in $ millions)
Full game	1,783	1,700
Live services & other	3,592	3,850
Total net bookings recast	5,375	5,550
Platform fee*	(164)	(190)
Total net bookings as currently reported	5,211	5,360

*Fee charged by third-party providers on various platforms, including mobile.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Twelve Months Ending March 31, 2021
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
(in $ millions)
Total net revenue	5,525	—	25	—
Cost of revenue	1,382	—	—	—
Operating expense	2,850	(20)	—	(430)
Income before provision for income taxes	1,270	20	25	430
Net income	978
Number of shares used in computation:
Diluted shares	292

First Quarter Fiscal Year 2021 Expectations – Ending June 30, 2020

Financial metrics:

•	Net revenue is expected to be approximately $1.220 billion.

◦	Change in deferred net revenue (online-enabled games) is expected to be approximately $(220) million.

•	Net income is expected to be approximately $270 million.

•	Diluted earnings per share is expected to be approximately $0.93.

•	The Company estimates a share count of 291 million for purposes of calculating first quarter fiscal year 2021 diluted earnings per share.

Operational metric:

•
Net bookings is expected to be approximately $1.000 billion. For comparison purposes, if the first fiscal quarter of 2020 were to be recast in the same way, we would have reported net bookings of $782 million.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Three Months Ending June 30, 2020
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
(in $ millions)
Total net revenue	1,220	—	(220)	—
Cost of revenue	210	—	—	—
Operating expense	635	(5)	—	(90)
Income before provision for income taxes	374	5	(220)	90
Net Income	270
Number of shares used in computation:
Diluted shares	291

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended December 31, 2019.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on Tuesday, May 5, 2020 at 2:00 pm PT (5:00 pm ET) to review its results for the fiscal fourth quarter and year ended March 31, 2020 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number (866) 393-4306 (domestic) or (734) 385-2616 (international), using the Conference ID 3759016 or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation and a financial model of EA’s historical results and guidance. After the conference call, EA will also post the prepared remarks and the transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until May 19, 2020 at (855) 859-2056 (domestic) or (404) 537-3406 (international) using pin code 3759016. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2021 expectations under the heading “Business Outlook as of May 5, 2020,” and other information regarding EA's fiscal 2021 expectations contain forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following:

•
The Impact of the COVID-19 Pandemic: Continued disruptions, postponements or cancellations of sports seasons and sporting events around which the Company seeks to launch games and provide live services; worsening economic conditions that negatively impact discretionary consumer spending and consumer demand; the closure of several of the Company’s key locations, including its global headquarters in Redwood City, California and key studios across North America, Europe and Asia which could impact (1) the Company’s ability to meet product and live service development schedules, (2) the effectiveness of the Company’s quality controls and game testing measures, and (3) the Company’s ability to conduct normal business operations; the inability of third-party developers with whom the Company has partnerships to meet product development schedules; sustained closures of the physical stores of key retail partners and deterioration in the financial condition of such retail partners; delays in the release date and the decreased unit volume of next-generation consoles from the Company’s platform partners; volatility in foreign currency exchange rates; and other risks related to the COVID-19 pandemic that may be unforeseen as of the date of this release.

•
General Business Risks: Sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; the Company’s ability to realize the anticipated benefits of acquisitions; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; changes in our tax rates or tax laws timely development and release of the Company’s products and services; and the consumer demand for, and the availability of an adequate supply of console hardware units.

In addition, other factors which could cause the Company’s results to differ materially from its expectations are described in Part II, Item 1A of Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors” as well as in other documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2019.

These forward-looking statements are current as of May 5, 2020. Electronic Arts assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Annual Report on Form 10-K for the fiscal year ended March 31, 2020.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended March 31, 2020.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers.

In fiscal year 2020, EA posted GAAP net revenue of $5.5 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS™ FIFA, Battlefield™, Apex Legends™, The Sims™, Madden NFL, Need for Speed™, Titanfall™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

EA SPORTS, Battlefield, The Sims, Need for Speed, Apex Legends and Plants vs. Zombies are trademarks of Electronic Arts Inc. STAR WARS © & TM 2019 Lucasfilm Ltd. All rights reserved. John Madden, NFL and FIFA are the property of their respective owners and used with permission.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in $ millions, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2020	2019	2020	2019
Net revenue	1,387	1,238	5,537	4,950
Cost of revenue	269	276	1,369	1,322
Gross profit	1,118	962	4,168	3,628
Operating expenses:
Research and development	402	398	1,559	1,433
Marketing and sales	167	229	631	702
General and administrative	142	123	506	460
Acquisition-related contingent consideration	—	11	5	14
Amortization of intangibles	6	5	22	23
Total operating expenses	717	766	2,723	2,632
Operating income	401	196	1,445	996
Interest and other income (expense), net	13	23	63	83
Income before provision for (benefit from) income taxes	414	219	1,508	1,079
Provision for (benefit from) income taxes	(4)	10	(1,531)	60
Net income	418	209	3,039	1,019
Earnings per share
Basic	1.44	0.70	10.37	3.36
Diluted	1.43	0.69	10.30	3.33
Number of shares used in computation
Basic	290	299	293	303
Diluted	292	301	295	306

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance provided on January 30, 2020 for the three months ended March 31, 2020 plus a comparison to the actuals for the three months ended March 31, 2019.

	Three Months Ended March 31,
	2020		2020	2019
	Guidance	Variance	Actuals	Actuals
Net revenue
Net revenue	1,325	62	1,387	1,238
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	(131)	—	(131)	173
Mobile platform fees[2]	(42)	(1)	(43)	(47)
Cost of revenue
Cost of revenue	257	12	269	276
GAAP-based financial data
Acquisition-related expenses	(3)	—	(3)	(1)
Stock-based compensation	—	(1)	(1)	(1)
Mobile platform fees[2]	(42)	(1)	(43)	(47)
Operating expenses
Operating expenses	724	(7)	717	766
GAAP-based financial data
Acquisition-related expenses	(7)	1	(6)	(16)
Stock-based compensation	(94)	4	(90)	(72)
Income before tax
Income before tax	359	55	414	219
GAAP-based financial data
Acquisition-related expenses	10	(1)	9	17
Change in deferred net revenue (online-enabled games)[1]	(131)	—	(131)	173
Mobile platform fees[2]	—	—	—	—
Stock-based compensation	94	(3)	91	73
Tax rate used for management reporting	18%		18%	18%
Earnings per share
Basic	1.06	0.38	1.44	0.70
Diluted	1.05	0.38	1.43	0.69
Number of shares
Basic	291	(1)	290	299
Diluted	293	(1)	292	301

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

2Mobile Platform Fees differ from Platform Fees due to fees on platforms other than mobile.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	March 31, 2020	March 31, 2019[3]
ASSETS
Current assets:
Cash and cash equivalents	3,768	4,708
Short-term investments	1,967	737
Receivables, net	461	623
Other current assets	321	313
Total current assets	6,517	6,381
Property and equipment, net	449	448
Goodwill	1,885	1,892
Acquisition-related intangibles, net	53	87
Deferred income taxes, net	1,903	35
Other assets	305	114
TOTAL ASSETS	11,112	8,957
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	68	113
Accrued and other current liabilities	1,052	1,052
Deferred net revenue (online-enabled games)	945	1,100
Senior notes, current, net	599	—
Total current liabilities	2,664	2,265
Senior notes, net	397	994
Income tax obligations	373	233
Deferred income taxes, net	1	2
Other liabilities	216	132
Total liabilities	3,651	3,626

Stockholders’ equity:
Common stock	3	3
Retained earnings	7,508	5,358
Accumulated other comprehensive loss	(50)	(30)
Total stockholders’ equity	7,461	5,331
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	11,112	8,957

3Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2020	2019	2020	2019[3]
OPERATING ACTIVITIES
Net income	418	209	3,039	1,019
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	39	37	150	145
Acquisition-related contingent consideration	5	14	5	14
Stock-based compensation	91	73	347	284
Change in assets and liabilities
Receivables, net	340	183	164	(88)
Other assets	(41)	(65)	35	(24)
Accounts payable	(3)	24	(36)	59
Accrued and other liabilities	(145)	(120)	119	3
Deferred income taxes, net	(78)	73	(1,871)	(16)
Deferred net revenue (online-enabled games)	(128)	171	(155)	151
Net cash provided by operating activities	498	599	1,797	1,547
INVESTING ACTIVITIES
Capital expenditures	(40)	(35)	(140)	(119)
Proceeds from maturities and sales of short-term investments	767	733	2,142	1,688
Purchase of short-term investments	(738)	(198)	(3,359)	(1,342)
Acquisitions, net of cash acquired	—	—	—	(58)
Net cash provided by (used in) investing activities	(11)	500	(1,357)	169
FINANCING ACTIVITIES
Proceeds from issuance of common stock	28	25	62	61
Cash paid to taxing authorities for shares withheld from employees	(5)	(6)	(91)	(122)
Repurchase and retirement of common stock	(291)	(301)	(1,207)	(1,192)
Payment of contingent consideration	(32)	—	(122)	—
Net cash used in financing activities	(300)	(282)	(1,358)	(1,253)
Effect of foreign exchange on cash and cash equivalents	(22)	4	(22)	(13)
Change in cash and cash equivalents	165	821	(940)	450
Beginning cash and cash equivalents	3,603	3,887	4,708	4,258
Ending cash and cash equivalents	3,768	4,708	3,768	4,708

3Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY19	FY20	FY20	FY20	FY20	Change
Net revenue
Net revenue	1,238	1,209	1,348	1,593	1,387	12%
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	173	(427)	(35)	428	(131)
Mobile platform fees[2]	(47)	(39)	(36)	(43)	(43)
Gross profit
Gross profit	962	1,022	943	1,085	1,118	16%
Gross profit (as a % of net revenue)	78%	85%	70%	68%	81%
GAAP-based financial data
Acquisition-related expenses	1	2	2	5	3
Change in deferred net revenue (online-enabled games)[1]	173	(427)	(35)	428	(131)
Mobile platform fees[2]	—	—	—	—	—
Stock-based compensation	1	1	1	1	1
Operating income
Operating income	196	415	268	361	401	105%
Operating income (as a % of net revenue)	16%	34%	20%	23%	29%
GAAP-based financial data
Acquisition-related expenses	17	8	10	12	9
Change in deferred net revenue (online-enabled games)[1]	173	(427)	(35)	428	(131)
Stock-based compensation	73	73	92	91	91
Net income
Net income	209	1,421	854	346	418	100%
Net income (as a % of net revenue)	17%	118%	63%	22%	30%
GAAP-based financial data
Acquisition-related expenses	17	8	10	12	9
Change in deferred net revenue (online-enabled games)[1]	173	(427)	(35)	428	(131)
Stock-based compensation	73	73	92	91	91
Tax rate used for management reporting	18%	18%	18%	18%	18%
Diluted earnings per share	0.69	4.75	2.89	1.18	1.43	107%
Number of diluted shares used in computation
Basic	299	297	295	292	290
Diluted	301	299	296	294	292

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

2Mobile Platform Fees differ from Platform Fees due to fees on platforms other than mobile.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY19	FY20	FY20	FY20	FY20	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	169	132	180	286	211	25%
Live services	714	731	573	677	832	17%
Mobile[4]	182	186	169	161	176	(3%)
Total digital	1,065	1,049	922	1,124	1,219	14%
Packaged goods and other	173	160	426	469	168	(3%)
Total net revenue	1,238	1,209	1,348	1,593	1,387	12%
Total digital	86%	87%	68%	71%	88%
Packaged goods and other	14%	13%	32%	29%	12%
Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	44	(57)	(5)	31	(21)
Live services	131	(227)	(80)	316	(43)
Mobile[4]	—	(25)	(11)	16	5
Total digital	175	(309)	(96)	363	(59)
Packaged goods and other	(2)	(118)	61	65	(72)
Total change in deferred net revenue (online-enabled games) by composition[1]	173	(427)	(35)	428	(131)
Mobile platform fees[2]	(47)	(39)	(36)	(43)	(43)

Net revenue by platform
Console	826	760	923	1,163	928	12%
PC/Browser	217	249	242	257	269	24%
Mobile	190	196	177	169	185	(3%)
Other	5	4	6	4	5	—
Total net revenue	1,238	1,209	1,348	1,593	1,387	12%
GAAP-based financial data
Console	87	(344)	8	388	(143)
PC/Browser	88	(59)	(31)	24	7
Mobile	(2)	(25)	(11)	16	5
Other	—	1	(1)	—	—
Total change in deferred net revenue (online-enabled games) by platform[1]	173	(427)	(35)	428	(131)
Mobile platform fees[2]	(47)	(39)	(36)	(43)	(43)

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

2Mobile Platform Fees differ from Platform Fees due to fees on platforms other than mobile.

4Mobile Digital: excludes non-Digital mobile items such as licensing

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY19	FY20	FY20	FY20	FY20	Change
CASH FLOW DATA
Operating cash flow	599	158	37	1,104	498	(17%)
Operating cash flow - TTM	1,547	1,585	1,748	1,898	1,797	16%
Capital expenditures	35	45	27	28	40	14%
Capital expenditures - TTM	119	132	128	135	140	18%
Repurchase and retirement of common stock	301	305	306	305	291	(3%)
DEPRECIATION
Depreciation expense	31	30	30	29	31	—
BALANCE SHEET DATA
Cash and cash equivalents	4,708	3,533	2,940	3,603	3,768
Short-term investments	737	1,654	1,943	1,999	1,967
Cash and cash equivalents, and short-term investments	5,445	5,187	4,883	5,602	5,735	5%
Receivables, net	623	329	856	798	461	(26%)
STOCK-BASED COMPENSATION
Cost of revenue	1	1	1	1	1
Research and development	49	49	61	60	59
Marketing and sales	9	7	10	10	10
General and administrative	14	16	20	20	21
Total stock-based compensation	73	73	92	91	91